[Exhibit 10.2]

                                  March 5, 1997

VIA TELECOPIER (0211) 32 93 06

Mr. Reinhard Esser
CRE
Ratinger Strasse 23
4000 Dusseldorf 1
Germany

                  Re:      RMS Titanic, Inc./Voyager Factory GmbH

Dear Reinhard:

         In furtherance of our discussions, I am writing to confirm that the agreement dated April 15, 1996 between RMS Titanic, Inc. and CRE-CO Finanz GmbH (the "Agreement") is amended so as to provide that "Project Expenses" shall amount to the aggregate of: (a) $2,600,000, as set forth in the revised budget transmitted by you to RMST on October 31, 1996, subject to the further understanding that operating expenses will be increased as follows upon the following attendance thresholds being attained:

                           300,000 tickets - 500,000 DM
                           350,000 tickets - 550,000 DM
                           400,000 tickets - 600,000 DM
                           450,000 tickets - 650,000 DM
                           500,000 tickets - 700,000 DM
                           550,000 tickets - 750,000 DM
                           600,000 tickets - 800,000 DM
                           650,000 tickets - 850,000 DM
                           700,000 tickets - 900,000 DM

and (b) the sum of $110,000 as will be paid by CRE to LP3 Laboratories ("LP3") for the conservation of 71 objects for the exhibition in accordance with a certain letter agreement dated February 3, 1997 which has been approved and executed by CRE, RMST and LP3.

         It is further understood that RMST will receive thirty (30%) percent of the first $750,000 of "Sponsorship Revenue," as defined by Section 1.8.3 of the Agreement, and that the seventy (70%) percent balance of the first $750,000 sponsorship revenues will be expended on

Mr. Reinhard Esser
March 5, 1997
Page 2

marketing/public relations. Sponsorship revenues in excess of $750,000 will be distributed in accordance with the Agreement.

         With reference to the Pledge Agreement dated April 15, 1996 between CRE and RMST and the Bailment Agreement dated April 15, 1996 between CRE, RMST and Allan H. Carlin, CRE hereby consents to the release of restored currency bearing artifact numbers 1-50 to RMST.

         It is further understood that CRE will remit to RMST, within five (5) days of the date of this letter, the sum of $87,500 which was withheld pending tax clearance from the $350,000 Advance payable under the Agreement.

         Except as set forth above, the Exhibition Agreement, Pledge Agreement and Bailment Agreement shall remain in full force and effect.

         Please signify your assent to the foregoing by countersigning and returning to me a copy of this letter.

                                Very truly yours,

                                RMS TITANIC, INC.



                                By:  /s/ George Tulloch
                                     --------------------------------
                                         George Tulloch, President


AGREED TO:

CRE - CO Finanz GmbH



By: /s/  Reinhard Esser
    --------------------------------
         Reinhard Esser, President